Transocean Ltd. Investor Relations and Corporate Communications

News Release
Analyst Contacts:	Bradley Alexander
+1 713-232-7515

Diane Vento
+1 713-232-8015

Media Contact:	Pam Easton
+1 713-232-7647

TRANSOCEAN LTD. ANNOUNCES ULTRA-DEEPWATER DRILLSHIP DELIVERY DELAYS FOR DEEPWATER PONTUS, DEEPWATER POSEIDON

ZUG, SWITZERLAND-October 26, 2015- Transocean Ltd. (NYSE: RIG) (SIX: RIGN) announced today a mutual agreement with its customer, Shell EP Wells Equipment Wells Services B.V. (Shell), and the shipyard, Daewoo Shipbuilding & Marine Engineering Co. (DSME), to delay the operating and delivery contracts of two newbuild ultra-deepwater drillships - the Deepwater Pontus and the Deepwater Poseidon - by 12 months each.
The delay has no impact on the duration or dayrate of the original 10-year operating contracts for each of the two newbuild ultra-deepwater drillships. Parties will be compensated for the postponement. The specific terms are not disclosed.
The delivery and operating agreements for Shell’s two other contracted Transocean newbuild, ultra-deepwater drillships, the Deepwater Thalassa and Deepwater Proteus, are not impacted by this agreement.
“We are pleased that the strength of our relationships with both Shell and DSME has enabled us to reach this mutual agreement,” said Transocean President and Chief Executive Officer Jeremy Thigpen. “We are excited by the progress that we have jointly made with Shell on all four high-specification, ultra-deepwater drillships, including the Deepwater Thalassa, which was delivered this September, and the Deepwater Proteus, which is scheduled for delivery this December.”
Forward-Looking Statements
The statements described in this press release that are not historical facts are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2014, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.
This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.
About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of, 63 mobile offshore drilling units consisting of 27 ultra-deepwater floaters, seven harsh-environment semisubmersibles, six deepwater floaters, 13 midwater semisubmersibles, and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit the website: www.deepwater.com.